Bingham McCutchen

March 23, 2007

Bell Boyd & Lloyd LLP

Three First National Plaza

Suite 3300

Chicago, Illinois 60602

Re: Nuveen Core Equity Alpha Fund

As special Massachusetts counsel for Nuveen Core Equity Alpha Fund (the “Registrant”), we consent to the incorporation by reference of our opinion filed with Pre-effective Amendment No. 1 to the Registrant’s registration statement on Form N-2 on February 22, 2007.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/S/ BINGHAM MCCUTCHEN LLP
BINGHAM McCUTCHEN LLP